UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	June 19, 2006

TERABEAM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29053	04-2751645
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

2115 O’Nel Drive, San Jose, CA	95131
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(408) 731-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective June 19, 2006, Brian J. Sereda, 45, has been appointed to serve as Acting Chief Financial Officer and Acting Treasurer for Terabeam, Inc. and its wholly owned subsidiary Proxim Wireless Corporation. In those roles, he will serve as Terabeam’s acting principal financial officer and acting principal accounting officer. There is no family relationship between Mr. Sereda and any of Terabeam’s directors or other executive officers.

This appointment is a result of the medical condition of Patrick L. Milton, Chief Financial Officer and Treasurer, and his transition to disability leave.

Mr. Sereda had been Vice President of Finance and Corporate Controller of the company since May 2006. From February 2005 to April 2006, he was Vice President of Finance, Corporate Controller for Portal Software, a leading worldwide provider of billing and revenue management solutions for the global communications and media markets. From April 2002 to October 2004, he was Vice President of Finance, Corporate Controller for Credence Systems Corp., a leading semiconductor test equipment manufacturer. From April 2001 to April 2002, he was Director of Finance and Corporate Treasurer of Handspring Inc., a former leader in handheld computing that was acquired by Palm Inc.

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERABEAM, INC.

Dated: June 21, 2006	By:	/s/ David L. Renauld
David L. Renauld
Vice President

EXHIBIT INDEX

Number	Title

99.1	Press release dated June 21, 2006 announcing appointment of Mr. Sereda and transition of Mr. Milton.

2